UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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First Business Financial Services, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

FIRST BUSINESS FINANCIAL SERVICES, INC.

March 30, 2012

Dear Fellow Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders which will be held at 10 A.M., local time, on Monday, May 14, 2012 at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin. At the Annual Meeting we will review the Company’s activities during the past year and shareholders will be given an opportunity to address questions to the Company’s management.

The accompanying Notice of Annual Meeting and Proxy Statement describe the business that will be conducted at the meeting and provide information about First Business Financial Services, Inc. We have also enclosed our 2011 Annual Report on Form 10-K. The Board of the Company recommends that you vote FOR the three proposals described in the enclosed materials.

Your continued support is appreciated and we hope you will attend the Annual Meeting. Whether or not you are personally present, it is very important that your shares are represented at the meeting. Accordingly, please vote your shares by returning the enclosed proxy card, by Internet or by telephone following the instructions on the enclosed proxy card. Your vote is important. Please join us and the Board in supporting these proposals.

Sincerely,

Jerry Smith

Chairman of the Board

Corey Chambas

President and Chief Executive Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2012

To the Shareholders of

First Business Financial Services, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”) will be held on Monday, May 14, 2012, at 10:00 A.M., local time, at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin 53715, for the following purposes:

1. To elect three Class II directors to hold office until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified.

2. To act upon a proposal to approve the First Business Financial Services, Inc. 2012 Equity Incentive Plan.

3. To ratify the selection of KPMG LLP as the Company’s independent auditor for fiscal year 2012.

4. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 14, 2012 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

You may vote your shares over the Internet at www.investorvote.com/FBIZ, by calling toll-free within the USA, US territories and Canada at 1-800-652-VOTE (8683), by completing and mailing the enclosed proxy card or in person at the 2012 annual meeting of shareholders. You may revoke your proxy at any time prior to the vote at the meeting and vote your shares in person at the meeting or by using any of the voting options provided. Please review the enclosed proxy statement and proxy card and follow the directions carefully in exercising your vote.

By Order of the Board of Directors FIRST BUSINESS FINANCIAL SERVICES, INC.

/s/ Barbara M. Conley
Barbara M. Conley SVP, General Counsel & Corporate Secretary

Madison, Wisconsin

March 30, 2012

Your vote is important no matter how large or small your holdings may be. To assure your representation at the meeting, please vote by completing and returning the enclosed proxy card, by attending the annual meeting of shareholders, by telephone or over the Internet. Instructions for all three methods of voting in advance of the annual meeting are included on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 14, 2012: Copies of this Notice, Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011 are available at www.firstbusiness.com/proxymaterials.

i

FIRST BUSINESS FINANCIAL SERVICES, INC.

401 Charmany Drive

Madison, Wisconsin 53719

PROXY STATEMENT

For

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 14, 2012

SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”, “we”, “us” and “our”) beginning on or about March 30, 2012 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Monday, May 14, 2012, at 10:00 A.M., local time, at the Fluno Center for Executive Education at 601 University Avenue, Madison, Wisconsin 53715, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or at the Annual Meeting.

A proxy, in the enclosed form, that is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to in this proxy statement, FOR the approval of the First Business Financial Services, Inc. 2012 Equity Incentive Plan, FOR the ratification of the selection of KPMG LLP as the Company’s independent auditor for 2012, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the above proposals, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 14, 2012 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 2,625,288 shares of Common Stock, each of which is entitled to one vote.

ITEM 1—ELECTION OF DIRECTORS

The Company’s Bylaws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

On January 30, 2012 after 21 years of distinguished service, Gary Zimmerman notified the Company that he will not stand for re-election as a director when his term ends at this year’s Annual Meeting of Shareholders. Mr. Zimmerman will thereby retire from the Company’s Board effective May 14, 2012 in accordance with the Company’s Director Retirement Policy. The Company expects to reduce the size of the Board from ten members to nine members following Mr. Zimmerman’s retirement.

The following sets forth certain information, as of January 13, 2012, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2015 Annual Meeting

Mark D. Bugher, age 63, has served as a director of the Company since July 2005 and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Bugher has served as the Director of University Research Park in Madison, Wisconsin since 1999. Prior to this role, Mr. Bugher served as the Secretary of the State of Wisconsin Department of Administration from 1996 to 1999. From 1988 to 1996, he served as Secretary of the State of Wisconsin Department of Revenue. Mr. Bugher serves on the Board of Directors of MGE Energy, Inc. and its affiliate, Madison Gas and Electric Company. He additionally serves on the Audit Committee of MGE Energy, Inc. and serves in leadership positions as chair or board member for many organizations promoting economic development in Wisconsin.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Bugher should serve as a Company director includes executive level experience in strategy development and implementation, governance experience through service on boards including a public company board and other board committees, economic development expertise and a strong background in the commercial real estate, government and health care sectors.

Corey A. Chambas, age 49, has served as a director since July 2002, as Chief Executive Officer of the Company since December 2006 and as President of the Company since February 2005. He served as Chief Operating Officer of the Company from February 2005 to September 2006 and as Executive Vice President of the Company from July 2002 to February 2005. He served as Chief Executive Officer of the Company’s First Business Bank subsidiary from July 1999 to September 2006 and as President of First Business Bank from July 1999 to February 2005. He currently serves as a director of First Business Capital Corp. and First Madison Investment Corp., subsidiaries of the Company.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Chambas should serve as a Company director includes the depth and breadth of his experience as CEO of the Company and his over 25 years of financial services industry experience with specific focus in the commercial banking sector, his executive level experience in core management disciplines including strategy development and implementation, human resources, financial management and sales and marketing and his governance experience through service on other boards and board committees.

John J. Harris, age 59, has served as a director of the Company since January 2012. Mr. Harris has served as a professional in the investment banking industry for most of his career, most recently as Managing Director of the Investment Banking Financial Institutions Group of Stifel Nicolaus Weisel. Mr. Harris retired from this position in 2010. Prior to this role, Mr. Harris was Managing Director of the Investment Banking Financial Institutions Group of Piper Jaffrey & Co. from 2005-2007 and a Principal in the Investment Banking Financial Institutions Group of William Blair & Co., LLC from 2000-2005.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Harris should serve as a Company director includes over 25 years of experience providing financial advisory services to senior management, boards and special committees of publicly traded and privately held companies. He has extensive experience in the financial services sector and with mergers and acquisitions and has done significant work advising clients on capital formation and execution of public and private capital raises.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

Directors Continuing in Office

Terms expiring at the 2014 Annual Meeting

Jerome J. Smith, age 67, has served as a director of the Company since December 1989 and Chair of the Board of Directors of the Company since July 2006. He served as Chief Executive Officer from December 1989 to December 2006. He served as President of the Company from December 1989 to February 2005. He also served as President and Chief Executive Officer of the Company’s First Business Bank subsidiary from December 1989 to July 1999 and as Chair of its Board of Directors from April 2001 to December 2003.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Smith should serve as a Company director includes over 40 years of executive level experience in the financial services industry including 16 years as the Company’s CEO, over 30 years of governance experience through service on multiple boards, CEO level experience in strategy development and implementation, merger and acquisition experience, a strong background in sales and marketing management and NACD Director Certification.

Gerald L. Kilcoyne, age 52, has served as a director of the Company since November 2011 and is a member of the Audit Committee and the Compensation Committee. In addition, he has served as Chair of the Board of Directors of the Company’s First Business Bank subsidiary since May 2010 and has been a member of the First Business Bank Board since August 2005. He has served as a Director of First Business Equipment Finance, LLC and First Business Capital Corp. since January 2006. Mr. Kilcoyne is Managing Partner for Pinnacle Enterprises, LLC.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Kilcoyne should serve as a Company director includes CEO level experience in strategic planning and financial management, financial services industry expertise as a director of First Business Bank, and his involvement in mergers and acquisitions work for over 25 years.

Barbara H. Stephens, age 52, has served as a director of the Company since January 2010 and is a member of the Compensation Committee. Ms. Stephens retired from her position as Senior Vice President in Human Resources with Bucyrus International, Inc. in 2011. She had been a Human Resources executive with Bucyrus since 2005. Prior to that, she was a Director of Human Resources with Snap-On Tools, LLC from November 1994 to February 2005.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Ms. Stephens should serve as a Company director includes executive level experience in Human Resources with a public company, over 20 years of general human resources experience including executive compensation and benefits oversight and a strong background in leadership development and succession planning.

Terms expiring at the 2013 Annual Meeting

Jan A. Eddy, age 62, has served as a director of the Company since October 2003, is the Chair of the Corporate Governance and Nominating Committee and serves on the Audit Committee. She served as a director of First Business Bank from 1990 to 2010. Ms. Eddy founded Wingra Technologies, a designer and distributor of software, and served as President and Chief Executive Officer from October 1991 to January 2005. Quest Software purchased Wingra Technologies in January 2005. Ms. Eddy held the position of Business Development Executive at Quest Software from January 2005 to October 2005.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Ms. Eddy should serve as a Company director includes CEO level experience as founder and CEO of her own company in strategy development and implementation, mergers and acquisitions and enterprise risk management; significant governance experience from service on other boards and a strong background in information technology.

John M. Silseth, age 56, has served as a director of the Company since October 2006, is the Chair of the Compensation Committee and serves on the Audit Committee. He also serves as Chair of the Board of Directors of the Company’s First Business Bank-Milwaukee subsidiary. Mr. Silseth has been President of Antietam LLC, a private investment firm located in Milwaukee, Wisconsin, since 1986. He also serves on the Board of Directors of various Antietam portfolio companies, other privately held companies and charitable organizations.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Silseth should serve as a Company director includes executive level experience in enterprise risk management, a strong background in financial reporting, accounting and financial controls as a Certified Public Accountant, significant governance experience through service on numerous boards and experience in mergers and acquisitions.

Dean W. Voeks, age 69, has served as a director of the Company since April 1996, is Chair of the Audit Committee and is a member of the Corporate Governance and Nominating Committee. From January 1991 until September 2002, Mr. Voeks was the President and Chief Executive Officer of Chorus Communications Group Ltd., a telecommunications company.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Voeks should serve as a Company director includes CEO level experience in core management disciplines such as strategic planning, human resources and enterprise risk management, governance experience through service on other boards, a strong financial background and experience with regulated companies.

Director Disclosures

None of the above named directors or director nominees held a directorship at any public company or any company registered as an investment company under the Investment Company Act during the past five years, except Mr. Bugher who serves on the Board of Directors and the Audit Committee of the public company MGE Energy, Inc. and Corey A. Chambas who serves on the Board of Directors of Three Lakes Securities, LLC which is a Registered Investment Advisor. None of the above named directors or director nominees was a party to any SEC enforcement actions or any legal proceedings that are material to an evaluation of their ability or integrity.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Independent Directors and Meeting Attendance

Of the ten directors currently serving on the Board of Directors, the Board has determined that Mark D. Bugher, Jan A. Eddy, John J. Harris, Gerald L. Kilcoyne, John M. Silseth, Barbara H. Stephens, Dean W. Voeks and Gary E. Zimmerman are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market, Inc.

Directors are expected to attend the Company’s annual meeting of shareholders each year. All directors who were directors at the time of the Company’s 2011 Annual Meeting attended the meeting.

The Board held seven meetings in 2011. All of the directors who were directors in 2011 attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which the director served and (2) the total number of meetings held by all committees of the Board on which such director served during the period in which the director served.

Board Leadership Structure

The roles of Board Chair and Chief Executive Officer are held separately. Mr. Smith serves as Chair, and Mr. Chambas serves as Chief Executive Officer. The Board believes that at the time of this filing, separation of these roles is in the best interest of the Company and its shareholders because separation:

•	Allows for additional talents, perspectives and skills on the Board;

•	Preserves the distinction between the CEO’s leadership of management and the Chair’s leadership of the Board;

•	Promotes a balance of power and an avoidance of conflict of interest;

•	Serves as an effective channel for the Board to express its views on management; and

•	Allows the CEO to focus on leading the Company while the Chair can focus on leading the Board, as well as on monitoring corporate governance and shareholder issues.

Since Mr. Smith is the Company’s former CEO, this separation also provides the Company with the benefit of a Chair who fully understands the risks, issues and opportunities relating to the Company and the financial services industry.

Committees

The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. Copies of these charters are available free of charge on the Company’s website located at www.firstbusiness.com.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee presently consists of Dean W. Voeks (Chair), Jan A. Eddy, Gerald L. Kilcoyne and John M. Silseth, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. and the Securities and Exchange Commission for audit committee members. The Board has determined that John M. Silseth qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because he has the requisite attributes through his education and experience. The Audit Committee held five meetings in 2011.

The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors and executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company’s equity incentive plans. John M. Silseth (Chair), Mark D. Bugher, Gerald L. Kilcoyne, Barbara H. Stephens and Gary E. Zimmerman are the current members of the Compensation Committee, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. for compensation committee members. The Compensation Committee held five meetings in 2011.

The Corporate Governance and Nominating Committee’s primary functions are to recommend persons to be selected by the Board as nominees for election as directors, recommend persons to be elected to fill any vacancies on the Board, lead the Board in its annual review of Board performance and develop and recommend to the Board corporate governance principles, policies and procedures. The Corporate Governance and Nominating Committee consists of Jan A. Eddy (Chair), Mark D. Bugher, Dean W. Voeks and Gary E. Zimmerman, each of whom meets the independence standards of The Nasdaq Stock Market, Inc. for nominating committee members. The Corporate Governance and Nominating Committee held four meetings in 2011.

Nominations of Directors

The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s Bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days.)

In making recommendations to the Company’s Board of nominees to serve as directors, the Corporate Governance and Nominating Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen and industry knowledge. In evaluating director nominees, the Board with the assistance of the Corporate Governance and Nominating Committee, considers diversity of viewpoint, backgrounds, technical skills, industry knowledge and experience and local or community ties. The Board believes the following minimum qualifications must be met by a director nominee to be recommended by the Corporate Governance and Nominating Committee:

1.	Each director must display high personal and professional ethics, integrity and values.

2.	Each director must have the ability to exercise sound business judgment.

3.

Each director must be accomplished in his or her respective field as an active or former executive officer of a public or private organization, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

4.	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

5.	Each director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

6.	Each director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

Director Diversity Policy

The Company’s Corporate Governance and Nominating Committee considers diversity in making director nominee recommendations. In evaluating director nominees, the Board considers diversity of viewpoint, background, technical skills, industry knowledge and experience and local or community ties. The Board believes directors should be selected so the Board is balanced with each director contributing talents, skills and experiences needed for the Board as a whole, supplementing existing resources and providing talent for future needs so the Board is a diverse body.

The Board implements its diversity policy through the Corporate Governance and Nominating Committee’s ongoing needs assessment process. The Committee identifies the key attributes needed for the Board as a whole, identifies director qualifications currently in place and prioritizes skills desired in nominees. These desired skills and attributes are considered in the recruiting and nominating process and evaluated on a regular basis.

Board Role in Risk Oversight

The full Board is responsible for oversight of the Company’s enterprise wide risk management including strategic risk, financial reporting risk, credit risk, liquidity risk and operational risk. Given the critical link between strategy and risk, the full Board is also responsible for developing strategies based on an assessment of the Company’s overall risk tolerance, the related opportunities and the capacity to manage the resulting risk. The Board may delegate the responsibility for identifying, analyzing and managing risk to the appropriate Committees of the Board in accordance with the Committee Charters. The Committees report back to the Board with recommendations and updates. The Committee Charters are reviewed annually to reflect the changing risk environment. To best coordinate the management of shared risk issues, Committees work together and share common membership. Members of management responsible for day to day risk management report to the Board and/or to the appropriate Committees at the Board direction.

Communications with the Board of Directors

Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Barbara M. Conley, SVP, General Counsel and Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the consolidated financial statements of the Company.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the 2011 Annual Report on Form 10-K with the Company’s management and independent registered public accounting firm. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee has considered whether the provision of the services related to the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous—Independent Registered Public Accounting Firm” was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Dean W. Voeks, Chair

Jan A. Eddy

Gerald L. Kilcoyne

John M. Silseth

PRINCIPAL SHAREHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 14, 2012 by: (i) each director and director nominee; (ii) each of the executive officers named in the “Summary Compensation Table;” (iii) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group and (iv) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. As of March 14, 2012, there were 2,625,288 shares of Common Stock outstanding.

	September 30,		September 30,
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Corey A. Chambas	98,412	(1)	3.7%
Gary E. Zimmerman	94,436	(2)	3.6%
Jerome J. Smith	46,635		1.8%
Michael J. Losenegger	35,195	(1)	1.3%
John M. Silseth	33,593		1.3%
Charles H. Batson	28,007		1.0%
Gerald L. Kilcoyne	13,568		*
Jan A. Eddy	7,428		*
Dean W. Voeks	5,335		*
Barbara H. Stephens	4,500	(3)	*
Mark D. Bugher	1,665		*
John J. Harris	0		*
All directors, nominees and executive officers as a group (19 persons)	513,370	(1)(4)	18.9%
Eidelman Virant Capital, Inc.	162,372	(5)	6.2%

*	Denotes less than 1%.

1)

Includes the following number of shares of Common Stock that may be purchased under stock options which, as of March 14, 2012, were currently exercisable or were exercisable within 60 days: Mr. Chambas, 27,000 shares; Mr. Losenegger, 17,500 shares; and all directors, nominees and executive officers as a group, 88,984 shares.

2)	Includes 5,732 shares held by Mr. Zimmerman’s spouse through an IRA.

3)	Includes 500 shares held by Ms. Stephens’ spouse through an IRA.

4)	Includes 9,987 shares held by spouses of the group.

5)

Information based on Schedule 13G dated February 14, 2012 and provided to the Company by Eidelman Virant Capital, Inc. The business address of Eidelman Virant Capital, Inc. is 8000 Maryland Ave., Suite 380, St. Louis, Missouri 63105.

REPORT OF THE COMPENSATION COMMITTEE

In accordance with its written charter, the Compensation Committee carries out its responsibilities as authorized by the Board of the Company with respect to the compensation of the Company’s directors and executive officers. The Compensation Committee makes pay decisions for the Company’s executive officers based on the compensation philosophy of the Company and the guiding principles below.

•	Base salaries are determined consistent with the philosophy stated for all employees.

•

A significant portion of our executive officers’ compensation is directly and materially linked to operating performance. In particular, annual cash incentive bonus payments are heavily dependent on meeting or exceeding Company performance goals as well as objective and subjective criteria related to the executive officers’ areas of responsibility.

•

The Company’s equity incentive plans are an important component of executive officer compensation. The plans are intended to advance the interest of the Company and its shareholders by encouraging executive officers and other key employees to own Company stock. Through equity grants, the long-range interests of executive officers and other key employees are linked with those of shareholders as they accumulate meaningful stakes in the Company.

•	In general, the Company only provides perquisites to executive officers if there is a meaningful benefit to the Company in doing so.

The Compensation Committee has the authority to retain inside advisors, and has sole authority to retain and pay outside advisors. In 2011, the Compensation Committee retained Pearl Meyer & Partners, one of the country’s largest independent compensation consulting firms addressing executive and director compensation, to perform a review of the Company’s compensation programs. The review included a comprehensive assessment of the Company’s director and executive officer compensation programs, as compared to a peer group of bank holding companies that specialize in commercial banking with an average asset size of just under $1 billion. The director retainers and committee fees were reviewed for competitive pay. The CEO and executive officer positions were reviewed for competitive pay, including base salary, annual cash incentive bonus compensation, equity incentive compensation and perquisites. Pearl Meyer & Partners was also consulted throughout the year on other compensation matters.

The Compensation Committee also completed the following projects in 2011:

•	reviewed and reaffirmed the Compensation Philosophy for the Company;

•	approved Director Stock Ownership Guidelines;

•	recommended the Board approve equity grants for certain executive officers and key employees;

•	recommended the Board approve a new equity incentive plan for approval by the shareholders in 2012;

•	conducted an annual review of the succession plan of the Company; and

•	conducted an annual review of the Risk Profile & Assessment of Incentive Compensation Programs of the Company.

COMPENSATION COMMITTEE

John M. Silseth, Chair

Mark D. Bugher

Gerald L. Kilcoyne

Barbara H. Stephens

Gary E. Zimmerman

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the named executive officers: (1) the dollar value of base salary and bonus earned; (2) the dollar value of the compensation cost of all outstanding stock and option awards recognized over the requisite service period, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718 (without reduction for estimated forfeitures); (3) the dollar value of earnings under the non-equity incentive plan; (4) the change in pension value; (5) all other compensation; and (6) the dollar value of the total compensation. The named executive officers are Corey A. Chambas, President and Chief Executive Officer of the Company, Charles H. Batson, President and Chief Executive Officer of First Business Capital Corp. and Michael J. Losenegger, Chief Credit Officer of the Company.

Name and principal position	Year	Salary ($)	Bonus ($)	(a) Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)(d)	(b) Change in pension value ($)	(c) All other compensation ($)	Total ($)
Corey A. Chambas, President &	2011	290,949	0	98,890	0	147,598	48,934	22,700	609,072
Chief Executive Officer	2010	281,791	0	119,061	0	34,914	44,157	17,552	497,475

Charles H. Batson, President & Chief Executive Officer	2011	216,935	0	61,380	0	149,533	0	23,010	450,858
First Business Capital Corp.	2010	208,591	0	73,620	0	124,090	0	16,395	422,696

Michael J. Losenegger	2011	201,085	0	57,118	0	69,837	0	23,271	351,311
Chief Credit Officer	2010	195,228	0	68,689	0	18,800	0	16,186	298,903

a)	The value of the restricted stock award is computed by multiplying the number of shares granted times the market value on the grant date. See “Outstanding Equity Awards at December 31, 2011.”

b)

The change for Mr. Chambas is the increase in the present value of the amount due at normal retirement under his supplemental retirement and change of control agreement. Under the agreement, the Company will be obligated to pay Mr. Chambas a normal retirement benefit consisting of ten annual payments of sixty percent of his salary (as defined in the agreement) upon Mr. Chambas’ separation from service with the Company at or after normal retirement (as defined in the agreement).

c)

The Company provided a 3% 401(k) match in 2011 and 2010 and a 4.8% and 2.1% discretionary 401(k) profit sharing contribution in 2011 and 2010 respectively for each of the named executive officers as follows: Mr. Chambas, $7,350 and $11,760 for 2011 and $7,350 and $5,145 for 2010; Mr. Losenegger, $6,597 and $10,555 for 2011 and $5,857 and $4,100 for 2010; Mr. Batson, $7,350 and $11,760 for 2011 and $7,350 and $5,145 for 2010. Mr. Chambas and Mr. Losenegger have the use of vehicles owned by the Company. The other compensation listed is the value of their personal mileage, included as a “taxable fringe” on their respective W-2’s. Mr. Batson receives a $325 per month automobile allowance.

d)

The amounts reported in the “Non-equity incentive plan compensation” column were calculated under the Annual Incentive Bonus Program in the calendar year reported. The amounts are payable in early March of the following year.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2011, including the number of shares underlying both exercisable and unexercisable portions of each stock option, and the expiration date of each outstanding option.

	Option Awards				Stock Awards
Name and principal position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	(a) Option expiration date	(b) Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Corey A. Chambas	10,000	0	22.00	1/27/13
President & Chief Executive Officer	10,000	0	24.00	10/18/14
	7,000	0	25.00	2/17/15
					7/23/08	1,207	19,916
					11/16/10	6,338	104,577
					08/16/11	5,800	95,700

Charles H. Batson, President & Chief Executive Officer					7/23/08	750	12,375
First Business Capital Corp					11/16/10	3,919	64,664
					08/16/11	3,600	59,400

Michael J. Losenegger	5,000	0	22.00	1/27/13
Chief Credit Officer	2,500	0	22.00	10/20/13
	5,000	0	24.00	10/18/14
	5,000	0	25.00	2/17/15
					7/23/08	700	11,550
					11/16/10	3,657	60,341
					08/16/11	3,350	55,275

a)	All option grants vest at 25% per year for four years from the grant date. Option grants that expire on 1/27/2013, 10/20/2013, 10/18/2014 and 2/17/2015 are fully vested.

b)

All restricted stock grants vest at 25% per year for four years from the grant date. The unvested restricted stock will vest as follows. For the grant dated 7/23/2008 to Mr. Chambas: 1,207 will vest on 7/23/2012. For the grant dated 11/16/2010 to Mr. Chambas: 2,112 will vest on 11/16/2012, 2,113 will vest on 11/16/2013 and 2,113 will vest on 11/16/2014. For the grant dated 8/16/2011 to Mr. Chambas: 1.450 will vest on 8/16/2012, 8/16/2013, 8/16/2014 and 8/16/2015. For the grant dated 7/23/2008 to Mr. Batson 750 will vest on 7/23/2012. For the grant dated 11/16/10 to Mr. Batson: 1,306 will vest on 11/16/2012, 1,306 will vest on 11/16/2013 and 1,307 will vest on 11/16/2014. For the grant dated 8/16/2011 to Mr. Batson: 900 will vest on 8/16/2012, 8/16/2013, 8/16/2014 and 8/16/2015. For the grant dated 7/23/2008 to Mr. Losenegger: 700 will vest on 7/23/2012. For the grant dated 11/16/10 to Mr. Losenegger: 1,219 will vest on 11/16/12, 1,219 will vest on 11/16/13 and 1,219 will vest on 11/16/14. For the grant dated 8/16/2011 to Mr. Losenegger 837 will vest on 8/16/2012, 837 will vest on 8/16/2013, 838 will vest on 8/16/2014 and 838 will vest on 8/16/2015.

DISCLOSURE REGARDING TERMINATION AND

CHANGE IN CONTROL PROVISIONS

Corey A. Chambas

On January 1, 2005, First Business Bank, a subsidiary of the Company, amended and restated an agreement with Corey Chambas, President and Chief Executive Officer of the Company and former President and Chief Executive Officer of First Business Bank. The agreement provides Mr. Chambas with retirement and death benefits as well as certain change in control benefits as outlined below.

Mr. Chambas is entitled to a change in control benefit if, within two years after the change in control, one of the following occurs:

i)	The Company terminates Mr. Chambas’ employment without cause;

ii)	Mr. Chambas terminates his employment within three months after being demoted or moved outside Milwaukee, Ozaukee, Waukesha, or Dane counties;

iii)	Mr. Chambas terminates his employment within three months after his salary is reduced by 10% or more without his agreement; or

iv)	Mr. Chambas voluntarily terminates his employment within three months of the change in control.

If Mr. Chambas’ employment is terminated pursuant to (i), (ii), or (iii), then the amount of the change in control benefit payable to Mr. Chambas will be equal to the aggregate of the fair value of Mr. Chambas’ unvested stock options and restricted shares issued by the Company calculated as of the date of his termination or separation from employment, plus such additional amount as will, when added to any parachute payment, as defined in Section 280G of the Internal Revenue Code, made to Mr. Chambas contingent upon the change in control, equal to 2.99 times his salary (referred to as the allowable amount). In the event the amount is greater than the allowable amount, Mr. Chambas will be paid the lesser amount. If Mr. Chambas’ employment is terminated pursuant to (iv), then the change in control benefit payable to Mr. Chambas is equal to two times his salary, unless it is greater than the allowable amount, in which event the lesser amount will be paid to Mr. Chambas.

Under the agreement, Mr. Chambas is prohibited from competing with the Company for a period of two years after the termination of his employment.

A “change in control” of the Company will be deemed to have occurred if: (i) any person becomes the beneficial owner of securities of the Company representing at least fifty percent of the combined voting power of the Company’s then outstanding securities; (ii) during any twelve consecutive months, individuals who, at the beginning of the twelve month period constitute the Board, cease for any reason to constitute a majority of the Board; provided, however, a change in control shall not occur pursuant to this provision, if a new director is approved by a vote of at least a majority of the directors serving on the Board, and these directors either were directors at the beginning of the twelve month period or whose election or nomination for election was so approved; or (iii) the shareholders of the Company approve: (A) a plan of complete liquidation of the Company; (B) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding prior thereto continuing to represent at least fifty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after or within one year following such merger, consolidation, or reorganization.

The following table describes the potential payments upon termination or a change in control for Mr. Chambas. The table assumes that his employment was terminated on December 31, 2011, and the price per share was $16.50, the closing price of the Company’s Common Stock on December 31, 2011.

Executive Benefits and Payments upon:	Termination by Company for Cause or by Executive ($)	Termination by Company not for Cause ($)	Death ($)	Change in Control ($)	(a) Termination by Company not for Cause or by Executive for Good Reason Following Change in Control ($)	(a) Voluntary Termination by Executive Within Three Months of a Change in Control ($)
Compensation

Severance	0	785,563	0	0	819,345	785,563
Consulting Agreement	0	10,000	0	0	10,000	10,000
Stock Options Unvested & Accelerated	0	0	0	0	0	0
Restricted Stock Unvested & Accelerated	0	0	220,193	220,193	0	0
Benefits and Perquisites
Supplemental Retirement Benefits	0	0	1,500,000	0	0	0
Total	0	795,563	1,720,193	220,193	829,345	795,563

a)

The total benefit to Mr. Chambas excludes the value received through the acceleration of unvested stock options and restricted stock because the value is transferred upon the occurrence of a change in control and is not contingent upon a separation from the Company.

The amounts listed in the table above are those benefits and payments that would become due and payable as if the event occurred on December 31, 2011. Mr. Chambas’ other potential benefits do not become vested either partially or completely until December 1, 2016.

The agreement also provides that, in the event Mr. Chambas dies while in the employ of the Company, the Company shall pay to his designated beneficiary or to his estate, the sum of $1,500,000. This supplemental retirement benefit as described above is paid over a period of ten years beginning on the 15th day of the month immediately following Mr. Chambas’ death. Under normal circumstances, the death benefit is paid in lieu of, rather than in addition to the retirement benefit. If, however, the amount of normal or early retirement benefit Mr. Chambas would be entitled to on the day of his death exceeds the amount of the death benefit, then the retirement benefit shall be paid as a replacement for the death benefit.

If Mr. Chambas is terminated for a reason other than cause prior to a change in control or more than two years after a change in control, then he will be entitled to a severance benefit equal to the greater of two times his salary (defined above) or the amount of any early or normal retirement benefit. If Mr. Chambas is terminated for cause, all of the Company’s obligations to pay any benefit under the agreement shall immediately become null and void.

“Cause” shall be determined by the Board, in the exercise of good faith and reasonable judgment, and shall generally mean any of the following:

i)

The willful, intentional, and continued failure by Mr. Chambas to substantially perform his duties to the best of his ability after a written demand for performance is delivered by the Board to Mr. Chambas that identifies the failure to perform such duties if such failure is not remedied within ninety calendar days after receipt of the written demand by Mr. Chambas; or

ii)

The occurrence of Mr. Chambas’ conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony substantially related to the circumstances of his duties; or material breach by Mr. Chambas of the bank laws of Wisconsin or the United States or any regulation issued by a state or federal regulatory authority having jurisdiction over the banking affairs of the First Business Bank, or any of its subsidiary, parent, or affiliated organizations; or an act that disqualifies Mr. Chambas from serving as an officer or director of a bank under Wisconsin or federal banking laws.

Charles H. Batson

On February 6, 2006, First Business Capital Corp. (“FBCC”), a subsidiary of First Business Bank, entered into an Executive Change in Control Severance Agreement with Charles H. Batson, President and Chief Executive Officer of FBCC. The Agreement was amended and restated on February 1, 2007 and again on August 6, 2007.

The agreement is triggered by a change in control of FBCC or the Company and requires FBCC or the Company to make payment of severance benefits to Mr. Batson if any event defined as a qualifying termination occurs. A qualifying termination is defined as:

i)	Separation from service with FBCC or the Company due to FBCC’s or the Company’s involuntary termination of Mr. Batson’s employment without cause; or

ii)	Separation from service with FBCC or the Company due to Mr. Batson’s termination of employment for good reason, meaning any one or more of the following:

•	A material reduction of Mr. Batson’s authorities, duties, or responsibilities as President and CEO;

•	A requirement that Mr. Batson move to a location in excess of one hundred miles from his principal job location;

•	A reduction in Mr. Batson’s base salary in effect at the time of the change in control;

•	The failure of FBCC or the Company to continue Mr. Batson’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;

•	The failure of FBCC or the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under the agreement; or

•	A material breach of this agreement by FBCC or the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to FBCC or the Company by Mr. Batson.

The following table describes the payments that would be made to Mr. Batson if a qualified termination had occurred on December 31, 2011. The table assumes that his employment was terminated on December 31, 2011, and the price per share was $16.50, the closing price of the Company’s Common Stock on December 31, 2011.

September 30,
Executive Benefits and Payments upon:	Change in Control resulting in a Qualified Termination ($)
Compensation
Non Equity Incentive Plan	149,533
Severance	509,797
Restricted Stock Unvested & Accelerated	136,439
Benefits and Perquisites
Health Benefits	21,535
Total	817,304

If Mr. Batson becomes entitled to severance benefits, FBCC is obligated to pay to and provide him with:

i)	A lump sum cash amount equal to Mr. Batson’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;

ii)	Any amount payable to Mr. Batson under the non-equity incentive compensation plan then in effect;

iii)	A cash amount equal to two times Mr. Batson’s annual base salary;

iv)

A lump sum cash amount equal to the greater of (i) Mr. Batson’s then current target incentive compensation opportunity established under any annual non-equity incentive plan; or (ii) his target incentive compensation opportunity in effect prior to the change in control; and

v)	The continuation of Mr. Batson’s health insurance coverage for eighteen months from the effective date of termination.

Subject to certain exceptions, a “change in control” will occur if any of the following events occur, provided that, for purposes of this definition, “Company” includes both FBCC and First Business Financial Services, Inc.:

i)

The acquisition by any individual, entity, or group, of beneficial ownership of more than fifty percent of the combined voting power of the Company’s outstanding securities with respect to the election of directors of the Company;

ii)

The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

iii)

During any period of not more than twelve consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors of the Company or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority.

Michael J. Losenegger

On August 6, 2007, the Company entered into an Executive Change in Control Severance Agreement with Michael J. Losenegger, Chief Credit Officer of the Company. The agreement is triggered by a change in control of the Company and requires the Company to make payment of severance benefits to Mr. Losenegger if any event defined as a qualifying termination occurs. A qualifying termination is defined as:

i)	Separation from service with the Company due to the Company’s involuntary termination of Mr. Losenegger’s employment without cause; or

ii)	Separation from service with the Company due to Mr. Losenegger’s termination of employment for good reason, meaning any one or more of the following:

•	A material reduction of Mr. Losenegger’s authorities, duties, or responsibilities as Chief Credit Officer;

•	A requirement that Mr. Losenegger move to a location in excess of one hundred miles from his principal job location;

•	A reduction in Mr. Losenegger’s base salary in effect at the time of the change in control;

•	The failure of the Company to continue Mr. Losenegger’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;

•	The failure of the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under this agreement; or

•	A material breach of the agreement by the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to the Company by Mr. Losenegger.

The following table describes the payments that would be made to Mr. Losenegger if a qualified termination had occurred on December 31, 2011. The table assumes that his employment was terminated on December 31, 2011, and the price per share was $16.50, the closing price of the Company’s Common Stock on December 31, 2011.

September 30,
Executive Benefits and Payments upon:	Change in Control resulting in a Qualified Termination ($)
Compensation
Non Equity Incentive Plan	69,837
Severance	452,442
Restricted Stock Unvested & Accelerated	127,166
Benefits and Perquisites
Health Benefits	17,554
Total	666,998

If Mr. Losenegger becomes entitled to severance benefits, then the Company is obligated to pay to and provide him with:

i)	A lump sum cash amount equal to Mr. Losenegger’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;

ii)	Any amount payable to Mr. Losenegger under the non-equity incentive compensation plan then in effect;

iii)	A cash amount equal to two times Mr. Losenegger’s annual base salary;

iv)

A lump sum cash amount equal to the greater of (i) Mr. Losenegger’s then current target incentive compensation opportunity established under any annual non-equity incentive plan; or (ii) his target incentive compensation opportunity in effect prior to the change in control; and

v)	The continuation of Mr. Losenegger’s health insurance coverage for eighteen months from the effective date of termination.

Subject to certain exceptions, a “change in control” will occur if any of the following events occur:

i)

The acquisition by any individual, entity, or group, of beneficial ownership of more than fifty percent of the combined voting power of the Company’s outstanding securities with respect to the election of directors of the Company;

ii)

The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than fifty percent of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

iii)

During any period of not more than twelve consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors of the Company or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority.

ITEM 2—APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

Summary of Proposal

Our Board is recommending that our shareholders approve the First Business Financial Services, Inc. 2012 Equity Incentive Plan, which we refer to as the “2012 Plan,” including the authority to issue 245,542 shares of our Common Stock under the 2012 Plan (representing an increase of 200,000 shares over the existing shares available under the plan that currently serves as the vehicle for our equity compensation program, the First Business Financial Services, Inc. 2006 Equity Incentive Plan (which we refer to as the “Existing Equity Plan”)).

We are implementing the 2012 Plan and seeking shareholder approval of the Plan because we believe the 2012 Plan will advance the interests of our shareholders by enhancing our ability to attract, retain and motivate persons who make or are expected to make important contributions to our Company and our affiliates by providing such persons with equity ownership opportunities and equity-based incentives, thereby better aligning the interests of such persons with those of our shareholders. We believe that our equity-based incentive compensation programs have been integral to our past success and will continue to be an essential element contributing to our future performance. Therefore, we believe that approval of the 2012 Plan is important to our future success. If our shareholders approve the 2012 Plan, the Existing Equity Plan will terminate and no new awards will be granted under the Existing Equity Plan.

Key Reasons to Support the 2012 Plan:

•

Our equity-based incentive compensation programs, including the Existing Equity Plan, have been integral to our past success and the 2012 Plan will continue to be an essential element contributing to our future performance.

•

The number of shares reserved under the 2012 Plan represents what we believe is an acceptable level of dilution to our existing shareholders in light of the benefits to our future performance that we expect the 2012 Plan to support. Based on our historical annual equity grant levels, we believe that the 200,000 shares of Common Stock reserved for issuance under the 2012 Plan, plus the 45,542 shares of Common Stock remaining available for future grants of awards under the Existing Equity Plan, which shares also will be available for grant under the 2012 Plan, will last us approximately five to seven years.

•

Our equity grants under the Existing Equity Plan have been at a level we consider to be moderate, and we expect to continue similar grant practices under the 2012 Plan. Our three-year average burn rate is approximately 1.34% when calculated by dividing the total number of share awards granted in any given year by the number of shares of Common Stock outstanding (calculated without reduction for cancelled or forfeited options or shares acquired or retained by us).

We believe that our existing compensation programs have been effective in motivating our key executive officers, including our named executive officers, to achieve superior performance and results for our Company, effectively aligning compensation with performance results, giving our executives an ownership interest in our Company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executive officers whose services are in key demand in our industry and market sectors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table represents shares authorized for issuance under the Existing Equity Plan as of December 31, 2011.

Equity Compensation Plan Information

	September 30,	September 30,	September 30,
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances under the Equity Compensation Plan (1)
Equity compensation plans approved by security holders	125,034	$22.43	45,542
Equity compensation plans not approved by security holders	—	—	—

Total	125,034	$22.43	45,542

(1)	Excludes shares reflected in the column titled “Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights.”

Share Usage

In recent years we have granted awards covering an aggregate total of between 6,500 and 64,725 shares to our directors and management employees per year. The number of shares covered by our equity awards in the past three years is as follows:

September 30,
Year	Shares Covered by Equity Awards
2011 through March 14, 2012	34,625
2010	64,725
2009	6,500
Total	105,850

Our three-year average burn rate is approximately 1.34% when calculated by dividing the total number of share awards granted in any given year by the number of shares of Common Stock outstanding. The number of share awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us.

Effect of Proposal on the Existing Equity Plans

As of March 14, 2012, there were approximately 45,542 shares of Common Stock remaining available for future grants of awards under the Existing Equity Plan (out of a total of 200,000 shares that had been authorized under the Existing Equity Plan). If our shareholders approve the 2012 Plan, the Existing Equity Plan will terminate and no new awards will be granted under the Existing Equity Plan. All awards that were granted under the Existing Equity Plan that are outstanding as of the date of the approval of the 2012 Plan will remain outstanding and will continue to be governed by the Existing Equity Plan, and the shares remaining available under the Existing Equity Plan will be available for grant under the 2012 Plan.

Effect on Existing Equity Plan if Proposal 2 is Not Approved

If the 2012 Plan is not approved, the Existing Equity Plan will remain in effect in accordance with its terms.

Issued and Outstanding Shares, Stock Price

There were 2,625,288 shares of our Common Stock issued and outstanding as of March 14, 2012. The closing price on The NASDAQ Stock Market of a share of our Common Stock as of March 14, 2012 was $18.48.

Summary of the Terms of the 2012 Plan and Related Information

The following is a summary of the material provisions of the 2012 Plan, a copy of which is attached hereto as Appendix A and is incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the 2012 Plan. Any inconsistencies between the following summary of the material provisions of the 2012 Plan and the text of the 2012 Plan will be governed by the text of the 2012 Plan.

Administration and Eligibility

The 2012 Plan will be administered by the Compensation Committee or our Board or another committee (to the extent the Board has retained authority and responsibility as an administrator of the 2012 Plan or delegated it to another committee) (we refer to such committee or board, as the case may be, as the “administrator”). The administrator may designate any of the following as a participant under the 2012 Plan to the extent consistent with its authority: any of our or our affiliates’ officers or other employees or individuals engaged to become such an officer or employee and our non-employee directors. We currently have eight non-employee directors and approximately 30 employees who are eligible to participate in the 2012 Plan.

Our Board may delegate some or all of its authority under the 2012 Plan to a committee of the board, and the Compensation Committee may delegate some or all of its authority under the 2012 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to stock-based awards made to individuals subject to Section 16b-3 of the Securities Exchange Act of 1934, as amended, or with respect to grants of stock options or stock appreciation rights to participants subject to Section 162(m) of the Code, unless the delegation is to a committee of the board that consists only of non-employee, outside directors.

Types of Awards

Awards under the 2012 Plan may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent units or other equity-based awards. The administrator may grant any type of award to any participant it selects, but only our and our subsidiaries’ employees may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or (subject to the 2012 Plan’s prohibition on repricing) in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).

Shares Reserved under the 2012 Plan

An aggregate of 200,000 shares of Common Stock, plus the number of shares available for issuance under the Existing Equity Plan that have not been made subject to outstanding awards, are reserved for issuance under the 2012 Plan. The number of shares reserved for issuance is reduced by the maximum number of shares, if any, that may be payable under an award as determined on the date of the grant of the award. In general, if an award granted under the 2012 Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award; if it is determined during or at the conclusion of the term of an award granted under the 2012 Plan that all or some portion of the shares with respect to which the award was granted will not be issuable; if shares are forfeited under an award; or if shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares; then in each case such shares will again be available for issuance under the 2012 Plan.

If, after the date of the approval of the 2012 Plan, any shares of Common Stock subject to awards granted under the Existing Equity Plan would again become available for new grants under the terms of the Existing Equity Plan if that plan was still in effect, then those shares of Common Stock will be available for the purpose of granting awards under the 2012 Plan, thereby increasing the number of shares of Common Stock available for issuance under the 2012 Plan.

Options and Stock Appreciation Rights

The administrator will have the authority to grant stock options and stock appreciation rights to participants at such times as it determines and to determine all terms and conditions of each stock option and stock appreciation right. A stock option is a right to purchase shares of our Common Stock at a stated price for a specified period of time. A stock appreciation right is a right to receive a payment equal to the appreciation of the fair market value of a share of our Common Stock during a specified period of time. The administrator will also determine the number of options or stock appreciation rights granted and whether an option is to be an incentive stock option or non-qualified stock option, provided that the option or grant price per share of Common Stock may not be less than the fair market value of the Common Stock on the date of grant. Fair market value is defined as the last sales price of a share of our Common Stock as reported in The Wall Street Journal for the date in question, or if no sales of our Common Stock occur on such date, on the last preceding date on which there was such a sale. The expiration date of an option or stock appreciation right will not be later than 10 years after the grant date (or, in the case of incentive stock options granted to 10% shareholders, five years after the grant date). The exercise price of a stock option will be payable in full upon exercise. Subject to the adjustment provisions of the 2012 Plan, no participant may be granted stock options for, or stock appreciation rights with respect to, more than 25,000 shares of our Common Stock during any single fiscal year.

Stock Awards

The administrator will have the authority to grant awards of restricted stock and restricted stock units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of Common Stock.

The administrator will determine all terms and conditions of the awards. Unless the administrator otherwise provides, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and will receive any dividends paid with respect to such shares. Unless the administrator otherwise provides, each participant granted restricted stock units will receive an equal number of dividend equivalent units, which will be paid at the same time as the restricted stock units to which they relate.

Dividend Equivalent Units

The administrator will have the authority to grant dividend equivalent units. A dividend equivalent unit is the right to receive a payment, in cash or shares of Common Stock, equal to the cash dividends or other distributions that we pay with respect to a share of Common Stock. The administrator will determine all terms and conditions of a dividend equivalent unit award, including whether: the award will be granted in tandem with another award; payment of the award be made currently or credited to an account for the participant which provides for the deferral of such amounts until a stated time; and the award will be settled in cash or shares of Common Stock. Dividend equivalents may be granted only in connection with full-value awards.

Other Awards

The administrator will have the authority to grant other types of awards, which must be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, either alone or in addition to or in conjunction with other awards, and payable in shares of Common Stock or cash. Such awards may include shares of unrestricted Common Stock, which may be awarded, without limitation (except as provided in the 2012 Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our Common Stock from us. The administrator will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of Common Stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our Common Stock on the date of the award.

Transferability

No awards (other than unrestricted shares), and no right under any award, will be assignable, alienable, saleable, or transferable by a participant except by will or by the laws of descent and distribution, unless and to the extent the administrator allows a participant to designate in writing a beneficiary to exercise the award after the participant’s death or otherwise to transfer an award.

Adjustments

If:

•	we are involved in a merger or other transaction in which our Common Stock is changed or exchanged;

•	we subdivide or combine our Common Stock or we declare a dividend payable in our Common Stock, other securities or other property;

•

we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of Common Stock at the time the dividend is declared, or we effect any other dividend or other distribution on our Common Stock in the form of cash, or a repurchase of shares of Common Stock, that our Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our Common Stock; or

•

any other event occurs, which, in the judgment of the administrator necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2012 Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2012 Plan and subject to certain provisions of the Code, adjust the number and type of shares of Common Stock subject to the 2012 Plan and which may, after the event, be made the subject of awards; the award limits specified in the 2012 Plan; the number and type of shares of Common Stock subject to outstanding awards; and the grant, purchase or exercise price with respect to any award.

In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. The administrator may, in connection with any reorganization, merger, consolidation, combination or similar transaction or event, substitute for awards under the 2012 Plan the securities, cash or other property that shareholders will receive in the transaction.

Change in Control

If a participant has in effect an employment, retention, change in control, severance, award or similar agreement, or is subject to a policy, that discusses the effect of a change in control on an award under the 2012 Plan, then the agreement or policy will control. In all other cases, unless provided otherwise in an award agreement or by the administrator prior to the date of a change in control, if there is a change in control, then:

•

If the successor or surviving corporation (or parent thereof) agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the transaction.

•

If the successor or purchaser in the change in control does not assume the awards or issue replacement awards, then the administrator may, in its discretion and without the consent of any participant, determine that, upon or immediately prior to the change in control, any or all outstanding awards will become vested and any or all outstanding awards, whether or not then vested, will be cancelled as of the date of the change in control in exchange for a payment in cash and/or shares (which may include shares or other securities of the survivor) equal to:

•

in the case of an option or stock appreciation right, the excess of the fair market value of the shares on the date of the change in control covered by the vested portion of the option or stock appreciation right over the exercise or grant price of the shares under the award (and if no such excess exists, then the option or stock appreciation right shall be cancelled without payment);

•

in the case of restricted stock or restricted stock units, the fair market value of a share on the date of the change in control multiplied by the number of vested shares or equivalents, as applicable, subject to the award; and

•	in the case of other awards, the value of the award.

A “change in control” is generally defined in the 2012 Plan as:

•	The acquisition by a person or group of more than 50% of our Common Stock;

•	A change in the composition of a majority of our Board over a period of 12 months (if the new directors are not approved by the incumbent Board); or

•	The acquisition by a person or group of assets of our Company worth 50% or more of the total gross fair market value of our assets.

Term of 2012 Plan

Unless earlier terminated by our Board, the 2012 Plan will remain in effect until all Common Stock reserved for issuance under the 2012 Plan has been issued. If the term of the 2012 Plan extends beyond 10 years, no incentive stock options may be granted after such time unless our shareholders approve an extension of the 2012 Plan.

Termination and Amendment

Our Board or the administrator may amend, alter, suspend, discontinue or terminate the 2012 Plan at any time, except:

•	our Board must approve any amendment to the 2012 Plan if we determine such approval is required by action of the board, applicable corporate law or any other applicable law;

•

shareholders must approve any amendment to the 2012 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our Common Stock is then traded, or any other applicable law; and

•

shareholders must approve any amendment to the 2012 Plan that materially increases the number of shares of Common Stock reserved under the 2012 Plan or the per participant award limitations set forth in the 2012 Plan, that materially expands the group of people who may become participants or that diminishes the provisions on repricing or backdating stock options and stock appreciation rights.

The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. The administrator may take such actions without the consent of the participant or any other person with an interest in the award under certain circumstances identified in the 2012 Plan. The authority of the administrator to terminate or modify the 2012 Plan or awards will extend beyond the termination date of the 2012 Plan. Termination of the 2012 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2012 Plan except as they may lapse or be terminated by their own terms and conditions.

Clawback and Cancellation

Any awards granted under the 2012 Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or clawback policy that is in effect from time to time, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards. Unless an award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2012 Plan.

Repricing Prohibited

Subject to the adjustment provisions described above under “—Adjustments,” neither the administrator nor any other person may:

•	amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights;

•

cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or

•	cancel outstanding stock options or stock appreciation rights with an exercise price above the current price per share of our Common Stock in exchange for cash or other securities.

Backdating Prohibited

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the 2012 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the 2012 Plan in a foreign country will not affect the terms of the 2012 Plan for any other country.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the 2012 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2012 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the 2012 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the 2012 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our Common Stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2012 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2012 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or Common Stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation we pay to our chief executive officer and our four other highest paid officers other than our chief financial officer (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The 2012 Plan is designed so that stock options and stock appreciation rights granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation. Other award types authorized under the 2012 Plan will not meet these requirements and will be subject to the deduction limit of Section 162(m).

Code Section 409A

Awards under the 2012 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Section 409A are not complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2012 Plan, and we expect to seek to structure awards under the 2012 Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance issued pursuant to Section 409A. To the extent that we determine that any award granted under the 2012 Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The 2012 Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant. The 2012 Plan provides that, except as otherwise expressly provided in any agreement between a participant and us or an affiliate, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Section 280G of the Code, then the amount of the payment will be reduced to the extent required to prevent the imposition of such excise tax.

New Plan Benefits

We cannot currently determine the awards that may be granted under the 2012 Plan in the future to the executive officers named in this proxy statement, other officers, directors or other persons. The administrator will make such determinations from time to time.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the 2012 Plan. Abstentions and broker non-votes will not affect the voting results for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE 2012 EQUITY INCENTIVE PLAN. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE 2012 EQUITY INCENTIVE PLAN.

DIRECTOR COMPENSATION

In 2011, each of the non executive officer directors of the Company received an annual retainer of $20,000. The Chair of the Board of Directors of the Company received an additional annual retainer of $10,000. The Chair of the Compensation Committee and the Chair of the Corporate Governance and Nominating Committee received additional annual retainers of $3,000, while the Chair of the Audit Committee received an additional annual retainer of $5,000. Non executive officer Board and committee members were paid $750 for each Board and committee meeting attended in person or via teleconference. All director and committee fees were paid in cash.

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	(a) All other compensation ($)	Total ($)
Leland C. Bruce (b)	30,500	0	0	0	0	0	30,500
Mark D. Bugher	35,750	0	0	0	0	0	35,750
Jan A. Eddy	39,500	0	0	0	0	0	39,500
Gerald L. Kilcoyne (c)	8,750	0	0	0	0	29,800	38,550
John M. Silseth	40,250	0	0	0	0	12,875	53,125
Jerome J. Smith	39,750	0	0	0	0	62,849	102,599
Barbara H. Stephens	31,250	0	0	0	0	0	31,250
Dean W. Voeks	39,250	0	0	0	0	0	39,250
Gary E. Zimmerman	29,750	0	0	0	0	0	29,750

(a)

Includes Company subsidiary Board and committee fees. Mr. Smith’s total includes $54,222 of compensation for consulting services as an employee. Mr. Smith’s total also includes $1,627 of employer 401(k) match.

(b)	Retired effective November 3, 2011.

(c)	Appointed effective November 3, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock of the Company to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission. Based solely upon a review of such reports, the Company believes that during the fiscal year ended December 31, 2011, all of its directors and executive officers complied with the Section 16(a) filing requirements except that four de minimis recurring stock purchases as part of a stock purchase plan were filed late on a Form 5 for Mark D. Bugher.

RELATED PARTY TRANSACTIONS

Under its written charter, the Audit Committee is responsible for reviewing related party transactions and potential conflicts of interest. The Audit Committee is also responsible for reviewing, on an annual basis, a report prepared by management summarizing the Company’s compliance with the Federal Reserve System’s Regulation O and the FR Y-6 Report filed with the Federal Reserve Bank. The Company’s executive officers and directors and their associates have been, and the Company anticipates that they will continue to be, clients of the Company’s subsidiary banks, First Business Bank and First Business Bank-Milwaukee (the “Banks”) in the ordinary course of business, which includes maintaining deposit, trust and other fiduciary accounts and obtaining loans. The Banks have granted various types of loans to the Company’s executive officers and directors, and to entities controlled by them. As of December 31, 2011, such loans were made consistent with similar practices in the banking industry generally, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other clients, did not involve more than the normal risk of collectability or present other unfavorable features, and were subject to and made in accordance with the Federal Reserve System’s Regulation O. All extensions of credit made to the Company’s directors are approved by the Banks’ Boards as insider loans under Regulation O requirements.

MISCELLANEOUS

Independent Registered Public Accounting Firm

KPMG LLP acted as the independent registered public accounting firm for the Company in 2011. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

The fees to KPMG LLP for the fiscal years ended December 31, 2011 and 2010 were as follows:

	September 30,	September 30,
	2011	2010
Audit Fees(1)	$163,700	$160,000
Audit-Related Fees	—	—
Tax Fees(2)	—	20,284
All Other Fees	—	—
Total	$163,700	$180,284

(1)

Audit fees consist of fees incurred in connection with the audit of annual financial statements, the review of interim financial statements included in the quarterly reports on Form 10-Q, the issuance of consents, assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	In 2010, tax fees consist of fees incurred in connection with tax advice.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2011, approximately $3,700 of fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Although not required to be submitted to a shareholder vote, the Board of Directors believes it appropriate to obtain shareholder ratification of the Audit Committee’s action in appointing KPMG LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by the shareholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the full Board of Directors will ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm at their first meeting after the Annual Meeting.

THE BOARD RECOMMENDS THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012 AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH RATIFICATION. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Shareholder Proposals

Proposals that shareholders of the Company intend to include in the Company’s proxy statement for the 2013 annual meeting and present at the 2013 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on November 30, 2012. In addition, a shareholder who otherwise intends to present business at the 2013 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the Bylaws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2013 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) after February 13, 2013 and before March 15, 2013, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2013 annual meeting. If the Board chooses to present such proposal at the 2013 annual meeting, then the persons named in proxies solicited by the Board for the 2013 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Similarly, if shareholders sharing an address wish to receive a single copy of future notices, proxy statements or annual reports, the Company will comply upon receipt of such request. Shareholders may notify the Company of their requests by writing Barbara M. Conley, SVP, General Counsel and Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719 or calling her at 608-238-8008.

By Order of the Board of Directors
FIRST BUSINESS FINANCIAL SERVICES, INC.

/s/ Barbara M. Conley
Barbara M. Conley
SVP, General Counsel and Corporate Secretary

March 30, 2012

APPENDIX A

FIRST BUSINESS FINANCIAL SERVICES, INC.

2012 EQUITY INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose. The First Business Financial Services, Inc. 2012 Equity Incentive Plan is intended to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, its Subsidiaries or Affiliates, by providing such persons with equity ownership opportunities and equity-based incentives, thereby better aligning the interests of such persons with those of the Company’s shareholders.

(b) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the date that the Plan is approved by the Company’s shareholders (the “Effective Date”).

(c) Prior Plan. If the Company’s shareholders approve this Plan, then the First Business Financial Services, Inc. 2006 Equity Incentive Plan (the “Prior Plan”) will terminate on the Effective Date, and no new awards will be granted under the Prior Plan after its termination date; provided that the Prior Plan will continue to govern awards outstanding as of the date of the Prior Plan’s termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.

2. Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a) “10% Shareholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary.

(b) “Administrator” means (i) the Committee with respect to Participants who are Eligible Employees and (ii) the Non-Employee Directors of the Board (or a committee of Non-Employee Directors appointed by the Board) with respect to Participants who are Directors.

(c) “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Award” means a grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Units or any other type of award permitted under the Plan.

(e) “Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Change of Control” means the first day that any one or more of the following conditions shall have been satisfied, including, but not limited to, signing of documents by all parties and approval by all regulatory agencies, if required:

(i)

A change in the ownership of the Company, which shall occur on the first date that any one person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof), or more than one person acting as a group (as defined below) becomes a Beneficial Ownership of Stock that, together with the Stock then held by such person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the Stock. However, if any one person or more than one person acting as a group is considered to own more than fifty (50%) of the total Fair Market Value or total voting power of the Stock, the acquisition of additional Stock by the same person or persons is not considered to cause a Change in Control. The term “persons acting as a group” shall not include any persons acting as a group solely because they purchase or own Stock at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(ii)

A change in the effective control of the Company, which shall occur on the date that a majority of the members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii)

Any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions, other than an excluded transaction (as defined below). For purposes of this paragraph:

(A)

“Gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associates with such assets.

(B)

Persons will not be considered to be acting “as a group” solely because they purchase assets of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

(C)

The term “excluded transaction” means any transaction in which assets are transferred to: (1) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to Stock; (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (3) a person, or more than one person acting as a group (as defined herein), that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding Stock (determined after the asset transfer); or (4) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3) (determined after the asset transfer).

The term “Change in Control” as defined above shall be amended and construed in accordance with any guidance, rules and regulations promulgated by the Internal Revenue Service in construing the rules and regulations applicable to Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(j) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(k) “Company” means First Business Financial Services, Inc., a Wisconsin corporation, or any successor thereto.

(l) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(n) “Eligible Employee” means any officer or other employee of the Company or of any Affiliate, or any individual that the Company or an Affiliate has engaged to become an officer or employee.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(p) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange, unless the Committee or the Board otherwise determines Fair Market Value in good faith using a method consistent with Code Section 409A. The Administrator shall establish the Fair Market Value of any other property.

(q) “ISO” means an Option that is an “incentive stock option” meeting the requirements of Code Section 422.

(r) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(s) “Participant” means an individual selected by the Administrator to receive an Award.

(t) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(u) “Plan” means this First Business Financial Services, Inc. 2012 Equity Incentive Plan, as may be amended from time to time.

(v) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or units.

(w) “Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(x) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(y) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(z) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(aa) “Share” means a share of Stock.

(bb) “Stock” means the Common Stock of the Company, $0.01 par value per share.

(cc) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(dd) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3. Administration.

(a) Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants or grants of Options or SARs made to Participants subject to Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Code Section 162(m)(4)(C). If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s articles of incorporation and by-laws permit.

4. Eligibility. The Administrator (to the extent of its authority) may designate any Eligible Employee or any Non-Employee Director as a Participant. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of ISOs. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 12(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 14, an aggregate of two hundred thousand (200,000) Shares, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 6(d), are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by the number of Shares with respect to which an Award is granted. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Award Limits. Subject to adjustment as provided in Section 14, (i) the Company may issue an aggregate of two hundred thousand (200,000) Shares upon the exercise of ISOs and (ii) no Participant may be granted Options for, and/or Stock Appreciation Rights with respect to, more than 25,000 Shares during any fiscal year of the Company.

(c) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to ISOs. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.

(d) Addition of Shares from Prior Plan. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan was still in effect (taking into account such plan’s provisions concerning expiration, if any), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under Section 6(a). Any such Shares will not be available for future awards under the terms of the Prior Plan.

7. Options and Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option and SAR, provided that (a) the date of grant may not be prior to the date of the Administrator’s approval of the grant; (b) the exercise or grant price may not be less than the Fair Market Value of the Shares subject to the Option or SAR as determined on the date of grant or, in the case of an ISO granted to a 10% Shareholder, less than 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant; and (c) each Option or SAR must terminate no later than ten (10) years after the date of grant or, in the case of an ISO granted to a 10% Shareholder, no later than five (5) years after the date of grant. If an Option that is intended to be an ISO fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8. Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units. Unless the Administrator shall otherwise provide: (a) during the time Restricted Stock is subject to the Restriction Period, (1) Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, and (2) such Participants shall have the right to receive any dividends paid with respect to such Shares, which shall be paid currently; and (b) each Participant granted Restricted Stock Units shall receive an equal number of Dividend Equivalent Units; provided that such Dividend Equivalent Units shall be subject to the same terms and conditions (including risk of forfeiture and time and form of settlement) as the Restricted Stock Units to which they relate.

9. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units; provided that Dividend Equivalent Units may be granted only in connection with a “full-value Award” as defined in Section 6(a).

10. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of unrestricted Shares (which may be awarded as payment of director fees, in lieu of cash compensation to which a Participant is otherwise entitled, subject to Section 12(e), in exchange for cancellation of a compensation right, as a bonus, upon the attainment of performance goals or otherwise) or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

11.	Transferability.

(a) Restrictions on Transfer. No Award (other than unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award.

(b) Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

12. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 12(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no ISOs may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)

the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)

shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)

shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(b) (except as permitted by Section 14), (B) an amendment to materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 12(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)

Subject to the requirements of the Plan, including the limitations of Section 12(e), the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 14 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)

Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii)

Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 12 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 14, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 12(b).

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

13. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

14. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; and (C) the grant, purchase, or exercise price with respect to any Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of ISOs, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded.

(c) Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate, or is subject to a policy of the Company, that discusses the effect of a change of control on the Participant’s Awards, then such agreement or policy shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i)

If the purchaser, successor or surviving corporation (or parent thereof) in the Change of Control transaction (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions (subject to clause (iii)), by the Survivor. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.

(ii)

To the extent the Survivor does not assume the Awards or issue replacement awards as provided in clause (i), then the Administrator may, in its discretion and without the consent of any Participant (or other person with rights in an Award) affected thereby, determine that, upon or immediately prior to the Change of Control, any or all outstanding Awards shall become vested and any or all outstanding Awards, whether or not then vested, shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) to be made within thirty (30) days of the Change of Control equal to:

(A)

In the case of an Option or Stock Appreciation Right, the excess of the Fair Market Value of the Shares on the date of the Change of Control covered by the vested portion of the Option or Stock Appreciation Right that has not been exercised over the exercise or grant price of such Shares under the Award (provided that, if no such excess exists, then the Option or Stock Appreciation Right shall be cancelled without payment therefor);

(B)

In the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of the Change of Control multiplied by the number of vested Shares or equivalents, as applicable, subject to such Award; and

(C)	In the case of other Awards, an amount equal to the value of the Award.

(iii)

In the event that the Survivor terminates the Participant’s employment or service without cause (as defined in the agreement relating to the Award or, if not defined therein, as defined by the Administrator) within twenty-four (24) months following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (i) and any Awards not cancelled in connection with the Change of Control pursuant to paragraph (ii):

(A)	Effective upon the date of the Participant’s termination of employment or service, all outstanding Awards or replacement awards automatically shall vest; and

(B)

With respect to Options or Stock Appreciation Rights, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the Fair Market Value of the Shares on the date of such termination covered by the portion of the Option or Stock Appreciation Right that has not been exercised over the exercise or grant price of such Shares under the Award; and

(C)

With respect to Restricted Stock or Restricted Stock Units, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the Fair Market Value of a Share on the date of such termination; and

(D)	With respect to other Awards, such Awards or replacement awards shall be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

(d) Application of Limits on Payments. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

15. Miscellaneous.

(a) Other Terms and Conditions. To the extent not inconsistent with the terms of the Plan, the grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)

a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates; and

(iii)	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate, except as provided in clause (i) above.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

The Company may delay the vesting of any Award to take into effect a Participant’s leaves of absences, changes in the number of hours worked, and other changes in a Participant’s working status to the extent permitted by Company policies, as in effect from time to time, and in such event the Participant’s rights will be governed by the policies in effect at the time of any such leave of absence or other change.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(g) Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(h) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(i) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(j) Construction. Wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(k) Severability. If any provision of this Plan or any Award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 14, 2012. Vote by Internet • Go to www.investorvote.com/FBIZ • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Canada on a touch tone telephone X • Follow the instructions provided by the recorded message Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Election of Directors — The Board of Directors recommends a vote FOR all the nominees. 1. Class II Director Nominees: For Withhold For Withhold For Withhold 01—Mark D. Bugher* 02—Corey A. Chambas* 03—John J. Harris* * All nominees to the Board of Directors of the Corporation to serve for three year terms expiring in 2015. B Vote on Proposals—The Board of Directors recommends a vote FOR the following proposals. For Against Abstain For Against Abstain 2. To approve the First Business Financial Services, Inc. 2012 3. To ratify the selection of KPMG LLP as the independent Equity Incentive Plan. registered public accounting firm of First Business Financial Services, Inc for the year ended December 31, 2012. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. The Corporation is not aware of any such business. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign and mail in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If stock is held jointly or in two or more names, all persons so named should sign. A corporation should sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 01FK0B +

2012 Annual Meeting of Shareholders You are cordially invited to attend the Annual Meeting of Shareholders of First Business Financial Services, Inc. to be held at te Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin 53715, at 10:00 a.m. (CDT) on Monday, May 14, 2012. There will be a reception following the Annual Meeting. Please RSVP by calling (608) 232-5918 and letting us know the names of those attending the Annual Meeting. Whether or not you plan to attend the Annual Meeting of Shareholders, it is important that all Shares are represented. Please vote and sign the proxy card printed on the reverse side. Tear at the perforation and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via the telephone or Internet. We look forward to seeing you on May 14. THANK YOU FOR VOTING. ALL VOTES ARE IMPORTANT! Do Not Return This Proxy Card if you are voting via the telephone or Internet. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 14, 2012: The proxy statement and 10-K are available online at www.firstbusiness.com/proxymaterials. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [GRAPHIC APPEARS HERE] Proxy — First Business Financial Services, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS MAY 14, 2012 The undersigned appoints Barbara M. Conley and Corey A. Chambas, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Business Financial Services, Inc. (“the Corporation”) held of record by the undersigned at the close of business on March 14, 2012 at the Annual Meeting of Shareholders of First Business Financial Services, Inc. to be held on May 14, 2012 or any postponement or adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ITEMS A 1, B 2 AND B 3 ON THE REVERSE SIDE. IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ITEMS A 1, B 2 and B 3 ON THE REVERSE SIDE, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS. (Continued and to be voted on reverse side.) THANK YOU FOR VOTING